UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 12, 2009 (January 9, 2009)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 9, 2009, the Board of Directors (the “Board”) of First Industrial Realty Trust, Inc. (the “Company”) appointed Bruce W. Duncan, 57, to serve as the President and Chief Executive Officer of the Company. Mr. Duncan was also elected by the Board to serve as a Director of the Company.
     Mr. Duncan has more than 30 years of real estate management and investment experience. Mr. Duncan has been a private investor since January 2006. He also presently serves as the chairman of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) (“Starwood”), a leading worldwide hotel and leisure company, a position he has held since May 2005. From April to September 2007, Mr. Duncan served as Chief Executive Officer of Starwood on an interim basis. Mr. Duncan has served as a Director of Starwood since 1999. He also has been a senior advisor to Kohlberg Kravis & Roberts & Co. since July 2008. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (NYSE: EQR) (“EQR”), a publicly traded apartment company. From January 2003 to May 2005, he was President, Chief Executive Officer and Trustee, and from April 2002 to December 2002, President and Trustee of EQR. From December 1995 until March 2000, Mr. Duncan served as Chairman, President and Chief Executive Officer of Cadillac Fairview Corporation, a real estate operating company.
     Mr. Duncan will continue to serve as chairman of the Starwood Board of Directors.
     Also on January 9, 2009, W. Ed Tyler resigned as interim Chief Executive Officer and President, effective upon Mr. Duncan’s appointment, and was appointed the Company’s new non-executive chairman of the Board. Mr. Tyler, who has served on the Board since 2000, replaces Jay H. Shidler, who resigned as chairman and will continue to serve as a member of the Board and the Company’s investment committee.
Employment Agreement
     In connection with his appointment, on January 9, 2009 Mr. Duncan entered into an Employment Agreement (the “Employment Agreement”) with the Company and its operating partnership, First Industrial L.P., a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement reflects the terms and conditions of Mr. Duncan’s employment.
     The Employment Agreement has an initial term expiring on December 31, 2012, unless otherwise terminated, and provides for a minimum annual base salary of $800,000. Under the Employment Agreement, Mr. Duncan is also eligible for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by the Company’s Compensation Committee in accordance with the terms of such plan, with a target annual bonus of 150% of Mr. Duncan’s base salary, and a maximum annual bonus of 200% of his base salary.
     Generally, under the Employment Agreement, if Mr. Duncan’s employment is terminated by the Company without cause and not due to disability or death, or by Mr. Duncan for good reason prior to a change in control of the Company, Mr. Duncan will be entitled to severance payments in an amount equal to any accrued and unpaid salary, bonus or expenses (the “Accrued Obligations”), plus (i) 200% of the sum of Mr. Duncan’s then-current annual base salary plus Mr. Duncan’s target annual bonus for the year in which the termination occurs and (ii) a prorated annual bonus for the year in which the termination occurs. Termination events triggering severance payments will also entitle Mr. Duncan to the continuation of his health benefits for a period of up to two years, and any other benefits (the “Other Benefits”) that Mr. Duncan is eligible to receive under any of the Company’s plans, programs, policies or practices, through the date of termination. In the case of such events, Mr. Duncan has agreed to a one-year covenant not to compete or solicit customers and a two-year covenant not to solicit Company employees after termination.
     The Employment Agreement provides that if Mr. Duncan’s employment is terminated by the Company due to his disability or death, or by Mr. Duncan other than for good reason, Mr. Duncan or his legal representatives will only be entitled to the Accrued Obligations and the Other Benefits. The Employment Agreement further provides that if Mr. Duncan’s employment is terminated by the Company for cause, Mr. Duncan will only be entitled to the Accrued Obligations and the Other Benefits, except that the Accrued Obligations would exclude any unpaid bonus for the year prior to the year in which the termination occurs.
     Under the Employment Agreement, the Company has agreed to make an additional tax gross-up payment to Mr. Duncan if any amounts paid or payable to him would be subject to the excise tax imposed on certain so-called “excess parachute payments.” However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by that amount, and the Company will not be required to make the gross-up payment.
     The Employment Agreement and the equity grants thereunder were approved by the Compensation Committee of the Board.
RSU Agreement
     At the commencement of the employment term, the Company granted to Mr. Duncan, pursuant to a Restricted Stock Unit Award Agreement dated as of January 9, 2009 (the “RSU Agreement”), restricted stock units in respect of 1,000,000 shares of the Company’s common stock (“RSUs”) of which 400,000 are subject to performance-based vesting (the “Performance RSUs”) and 600,000 are subject to time-based vesting (the “Service RSUs”). Each RSU represents the right to receive, upon vesting, one share of the Company’s common stock plus any dividend equivalents that have accrued prior to the date of vesting. A copy of the RSU Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

     Subject to Mr. Duncan’s continued employment, the Service RSUs and associated dividend equivalents will vest over a period of four years, with 25% vesting on each of December 31, 2009, 2010, 2011 and 2012.
     The Performance RSUs and associated dividend equivalents will have a performance-based vesting component and a time-based vesting component, and each Performance RSU will vest upon the later to occur of the satisfaction of the relevant performance-based and time-based vesting component. The performance-based component will be satisfied with respect to installments of 25% of the Performance RSUs in the event that the Company attains, prior to December 31, 2013, stock price targets of $11.00, $15.00, $19.00 and $23.00, respectively. The time-based component is identical to the four-year vesting schedule for the Service RSUs described above.
     Upon the consummation of a change of control of the Company, all RSUs will vest in full. In the event of a termination of Mr. Duncan’s employment without cause, for good reason or due to Mr. Duncan’s death or disability:
•	each unvested Service RSU that would have vested had Mr. Duncan remained employed for an additional 24 months will immediately vest, and
•	each unvested Performance RSU will vest to the extent that
o	the time-based condition relating to that Performance RSU would have been satisfied had Mr. Duncan remained employed for an additional 24 months and

o	the performance-based condition relating to that Performance RSU is satisfied at any time through the earlier of the 24-month anniversary of Mr. Duncan’s termination and December 31, 2013.
     All vested RSUs will be distributed in shares of the Company’s common stock. At the Company’s option, the Company may pay dividend equivalents in cash or common stock.
Item 7.01 Regulation FD Disclosure.
     On January 12, 2009, the Company issued a press release with respect to the appointment of Mr. Duncan and Mr. Tyler’s replacement of Mr. Shidler as Chairman of the Board. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.
     The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.
Item 9.01 Financial Statements and Exhibits.
   (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated as of January 9, 2009 among First Industrial Realty Trust, Inc., First Industrial L.P. and Bruce W. Duncan.

10.2	Restricted Stock Unit Award Agreement dated as of January 9, 2009 between First Industrial Realty Trust, Inc. and Bruce W. Duncan.

99.1	First Industrial Realty Trust, Inc. Press Release dated January 12, 2009 (furnished pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC
Date: January 12, 2009	By:	/s/ Scott A. Musil
Scott A. Musil
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of January 9, 2009 among First Industrial Realty Trust, Inc., First Industrial L.P. and Bruce W. Duncan.

10.2	Restricted Stock Unit Award Agreement dated as of January 9, 2009 between First Industrial Realty Trust, Inc. and Bruce W. Duncan.

99.1	First Industrial Realty Trust, Inc. Press Release dated January 12, 2009 (furnished pursuant to Item 7.01).